2025 Fourth Quarter and Full Year Results Earnings Presentation

GCM GROSVENOR | 2 “We had a very strong 2025 with good investment performance, record fundraising and excellent financial results," said Michael Sacks, GCM Grosvenor's Chairman and Chief Executive Officer. "We look forward to the momentum continuing in 2026." GCM Grosvenor Reports Q4 and Full Year 2025 Results CHICAGO, February 10, 2026 – GCM Grosvenor (Nasdaq: GCMG), a leading global alternative asset management solutions provider, today reported results for the fourth fiscal quarter ended December 31, 2025. Dividend GCM Grosvenor's Board of Directors approved a $0.12 per share dividend payable on March 16, 2026 to shareholders on record March 2, 2026. Conference Call Management will host a webcast and conference call at 10:00 a.m. ET today to discuss the company’s results. The conference call will also be available via public webcast from the Public Shareholders section of GCM Grosvenor’s website at www.gcmgrosvenor.com/public- shareholders and a replay will be available on the website soon after the call’s completion. To listen to the live broadcast, participants are encouraged to go to the site 15 minutes prior to the scheduled call time in order to register. The call can also be accessed by dialing (800) 330-6710 / (312) 471-1353 and using the passcode: 9398561. About GCM Grosvenor GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $91 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm has specialized in alternatives for more than 50 years and is dedicated to delivering value for clients by leveraging its cross-asset class and flexible investment platform. GCM Grosvenor’s experienced team of approximately 550 professionals serves a global client base of institutional and individual investors. The firm is headquartered in Chicago, with offices in New York, Toronto, London, Frankfurt, Tokyo, Hong Kong, Seoul and Sydney. For more information, visit: www.gcmgrosvenor.com.

GCM GROSVENOR | 3 THIS PRESENTATION CONTAINS CERTAIN FORWARD- LOOKING STATEMENTS within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward- looking statements in this presentation, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-K filed by GCM Grosvenor Inc. on February 20, 2025 and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward- looking statements. Past performance is not a guarantee or necessarily indicative of future results. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Forward Looking Statements Media Contact Abigail Ruck H/Advisors Abernathy abigail.ruck@h-advisors.global 212-371-5999 Public Shareholders Contact Stacie Selinger Head of Investor Relations sselinger@gcmlp.com 312-506-6583

Fourth Quarter and Full Year 2025 Results

- **Raised $3.5 billion** of new capital in the fourth quarter 2025, bringing full year 2025 fundraising to **$10.7 billion**, an **increase of 49%** compared to the prior year
- **Solid financial results for the quarter and year**
  - Full year 2025 **GAAP Net Income attributable to GCM Grosvenor Inc.** was $45.4 million
  - Full year 2025 **Fee-Related Earnings increased 11%** compared to prior year
  - Full year 2025 **Adjusted Net Income[4 5] increased 18%** compared to prior year

$bn	DECEMBER 31, 2024	DECEMBER 31, 2025	% CHANGE VS Q4 24
AUM	$ 80.1	$ 90.9	14 %
FPAUM	64.8	72.5	12 %
Private Markets FPAUM	42.7	47.2	10 %
Absolute Return Strategies FPAUM	22.0	25.3	15 %
CNYFPAUM[2]	8.2	10.4	27 %

$mm	THREE MONTHS ENDED DECEMBER 31, 2025	% CHANGE VS QTD Q4 24	TWELVE MONTHS ENDED DECEMBER 31, 2025	% CHANGE VS YTD Q4 24
GAAP Revenue	$ 177.1	7 %	$ 557.6	8 %
GAAP net income attributable to GCM Grosvenor Inc.	19.0	149 %	45.4	143 %
Earnings (loss) per share of Class A common stock - Diluted	0.18	100 %	0.42	1300 %
Fee-Related Revenue[3]	105.2	1 %	416.3	6 %
Private Markets Management Fees[3]	63.6	(4)%	252.8	6 %
Absolute Return Strategies Management Fees[3]	39.8	7 %	155.2	5 %
Fee-Related Earnings	49.8	1 %	185.1	11 %
Adjusted EBITDA[4]	86.7	12 %	245.6	15 %
Adjusted Net Income[4 5]	61.7	17 %	166.3	18 %
Adjusted Net Income Per Share[4]	0.31	15 %	0.84	14 %

1-5. See Notes towards the end of the document.

GCM GROSVENOR | 4

GCM GROSVENOR | 5 Adjusted Earnings Fee-Related Earnings (mm) Adjusted EBITDA (mm) Adjusted Net Income (mm) Longer-Term Trends $91.0 $166.3 91.0 166.3 2020 2025 $95.1 $185.1 2020 2025 $147.0 $245.6 2020 2025 67% 83% 95% $140.8 $166.3 140.8 166.3 2024 2025 $166.4 $185.1 2024 2025 $213.8 $245.6 2024 2025 15% 18% 11%

GCM GROSVENOR | 6 Growth in Key Business Drivers December 31, 2020 December 31, 2025 Growing Earnings Power $62bn $91bn AUM Private Markets Growing as a Percentage 59% 71% Private Markets % of AUM Shifting Towards Direct- Oriented Strategies 39% 54% Direct-Oriented Strategies % of Private Markets AUM Operating Leverage in Business 31% 44% FRE Margin Carried Interest Earnings Potential Increasing $133mm $478mm Firm Share of Unrealized Carried Interest Balance1 1. See Notes towards the end of the document.

Key Long-Term Growth Drivers

1. Scaling Core Capabilities

Client Retention & Compound Capital

Approximately **90%** Private Markets Re-Up Rate[7]

Opportunity to Grow Absolute Return Strategies FPAUM From Compounding

Expand Client Relationships

Approximately **55%**

Of top clients are invested in more than 1 vertical[8]

Scale Specialized Funds

+86%

Specialized Fund AUM growth since end of 2020

2. Planting Seeds for Future Growth[9]

Individual Investor

$4bn

Raised in individual investor channel since 2020

Real Assets

$19bn

Raised for real assets since 2020

Direct-Oriented Strategies

$23bn

Raised for direct-oriented strategies since 2020

3. Growing Earnings Quality and Power

Business Shifting Towards Private Markets

71%

Private Markets % of AUM

Margin Expansion

~1,300bps

Q4'25 YTD vs. Q4'20 YTD FRE margin expansion

Growth in Incentive Fee Opportunity

$949mm Unrealized carried interest balance[1]

$35mm Run-rate annual performance fees[6]

1, 6-9. See Notes towards the end of the document.

GCM GROSVENOR | 7

GCM GROSVENOR | 8 Private Equity $32.9bn Credit12 $16.8bn Infrastructure $18.7bn Absolute Return $26.8bn Real Estate $7.2bn Flexible Client Solutions Diversified Open Architecture Investment Platform GCM Grosvenor: Central to the Alternatives Ecosystem Co-Investments | Secondaries | Direct Investments | Seeding | Primaries 10-12. See Notes towards the end of the document. Note: Amounts presented are as of December 31, 2025. $91bn Chicago 9 553 AUM10 Headquarters Global Offices Employees11 $64bn Customized Separate Accounts $27bn Specialized Funds Closed-End | Evergreen | Registered

GCM GROSVENOR | 9 Growing and Diversifying AUM and Earnings Power $61.9 $72.1 $73.7 $76.9 $80.1 $90.9 $4.7 $6.2 $5.0 $5.1 $5.8 $5.3 $25.2 $26.6 $23.0 $22.4 $23.3 $26.8 $9.2 $13.1 $16.6 $20.0 $20.6 $25.9 $22.8 $26.2 $29.1 $29.4 $30.4 $32.9 Private Equity Real Assets Absolute Return Strategies Credit and Other Q4 2020 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q4 2025 8% Private Equity CAGR 1% Absolute Return Strategies CAGR 23% Real Assets CAGR AUM by Strategy (bn) 13. See Notes towards the end of the document. 8% CAGR 12% Private Markets CAGR 13 13

GCM GROSVENOR | 10 Diversified Fundraising Drives Stability & Growth $7.0 $9.4 $7.8 $5.1 $7.1 $10.7 $1.4 $1.0 $0.5 $0.2 $1.9 $1.5 $1.4 $1.9 $0.5 $0.5 $1.3 $1.9 $0.9 $1.6 $0.9 $0.3 $1.4 $1.2 $3.5 $2.1 $2.7 $1.2 $3.8 $3.0 $2.1 $3.1 $0.8 $2.4 $2.1 Private Equity Infrastructure Real Estate Absolute Return Strategies Credit and Other 2020 2021 2022 2023 2024 2025 14. See Notes towards the end of the document. 42% Public Pension 12% Insurance 11% Government/Sovereign Entity 11% Corporation 8% Union Pension 6% Financial Institutions 5% Individual Investor 5% Other 56% Americas 23% APAC 21% EMEA 2025 Fundraising 2025 Fundraising 14 Diversified by Strategy Diversified by Channel Diversified by Geography (bn) $3.5bn Q4 2025 Fundraising

GCM GROSVENOR | 11 $3,879 $4,808 $5,234 $7,402 $8,758 $9,816 $11,682 $13,434 $2,566 $2,206 $2,129 $2,031 $1,402 $1,265 $996 $778 REV (RE Direct Investments) Elevate (PE Seeding) Advance (PE Diversified) Private Credit funds GCF (PE Co-Investments) GSF (PE Secondaries) MAC (Opportunistic) IAF (Infra) CIS (Infra Diversified) 2018 2019 2020 2021 2022 2023 2024 Through 2025 Scaling and Expanding Private Market Specialized Fund Franchises Cumulative selected private market specialized fund closings (mm) Funds currently in market Name Asset Class Investment Implementation Private Credit funds Private credit Co-investments, Secondaries, Primaries Advance Fund II (Advance II) Private equity Co-investments, Secondaries, Primaries Secondary Opportunities Fund IV (GSF IV) Private equity Secondaries Real Estate Ventures (REV) Real estate Direct Investments Critical Infrastructure Solutions IV (CIS IV) Infrastructure Co-investments 15 $61 15. See Notes towards the end of the document. Private Markets Specialized Fund Franchises

GCM GROSVENOR | 12 Private Markets Growth Led by Direct-Oriented Shift Private Markets Assets Under Management (bn) 71% Private Markets % of Total AUM $39bn Private Markets Fundraising since 20209 $36.8 $45.6 $50.7 $54.5 $56.8 $64.1 $22.3 $25.2 $26.0 $26.2 $27.4 $29.7 $14.5 $20.4 $24.7 $28.3 $29.4 $34.4 Direct-Oriented Primary Funds Q4 2020 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q4 2025 12% CAGR 54% Direct-Oriented % of Private Markets AUM 9. See Notes towards the end of the document.

GCM GROSVENOR | 13 Management Fee-Centric and Scalable Business $302 $341 $356 $361 $387 $408 $8 $7 $4 $5 $6 $8 $61 $83 $25 $31 $73 $89 $371 $431 $385 $397 $466 $505 Firm-Share of Incentive Fees Admin & Other Management Fees, Net 2020 2021 2022 2023 2024 2025 $158 $160 $159 $149 $147 $148 $57 $67 $73 $76 $80 $84 $95 $120 $129 $140 $166 $185 $310 $347 $361 $366 $393 $416 Fee-Related Earnings G&A and Other, Net Fee-Related Compensation 2020 2021 2022 2023 2024 2025 Fee-Related Revenue and Expenses Breakdown of FRR by fee-related expenses and margin (mm) Management-Fee Driven Earnings (mm) Management fee centricity16 82% 79% 92% 91% 83% 81% 31% FRE Margin 44% FRE Margin Note: Figures may not sum, due to rounding. Firm-Share of Incentive Fees is prior to cash-based incentive fee related compensation. 16-17. See Notes towards the end of the document. 17

GCM GROSVENOR | 14 133 453 478262 451 471 Non-Firm Share of Carried Interest Firm Share of Carried Interest 1. See Notes towards the end of the document. Unrealized carried interest at net asset value as of Q4 2025 149 programs with unrealized carried interest Unrealized Carried Interest by Vintage Year (mm) $ million 50% Firm Share 34% Firm Share Gr wing Carried Interest Earnings Power1 Total carried interest continues to experience strong growth, and the firm is keeping a larger share of that carry Unrealized carried interest bridge (mm) $75 $131 $743 17 56 405 58 75 338 Non-Firm Share of Carried Interest by Vintage Year Firm Share of Carried Interest by Vintage Year 2013 or Earlier 2014-2016 2017+ 43% Firm Share 55% Firm Share 23% Firm Share Q4 2020 Additions Realizations Q4 2025 $395 ($350) (108) (242) +$904 $949

GCM GROSVENOR | 15 $395 $788 $789 $776 $836 $949 Gross Unrealized Carried Interest $111.7 $173.9 $75.2 $64.9 $106.2 $123.5 $52.8 $52.0 $2.6 $15.3 $55.3 $68.2 $58.9 $121.9 $72.6 $49.6 $50.9 $55.3 Carried Interest Performance Fees 2020 2021 2022 2023 2024 2025 Significant Embedded Value From Incentive Fees 1, 6. See Notes towards the end of the document. 2024202320222021 2020 1 $39.9 $49.9 $52.2 $56.1 $58.5 $65.5 $14.4 $14.5 $12.4 $12.8 $13.8 $15.4 $25.5 $35.4 $39.8 $43.3 $44.7 $50.1 AUM Subject to Carried Interest AUM Subject to Performance Fees 2020 2021 2022 2023 2024 2025 +10% CAGR $35mm Run-rate annual performance fees6 14% AUM Subject to Carried Interest CAGR Incentive Fee Revenue has Been Muted Despite Growth in Unrealized Carry... ...and Incentive Fee Earnings Power is Growing with Shift Towards Direct-Oriented Strategies Unrealized Carried Interest vs Gross Incentive Fees (mm) AUM Subject to Incentive Fees (bn) 2025

GCM GROSVENOR | 1618-22. See Notes towards the end of the document. • During the quarter ended December 31, 2025, approximately $116 million in cash was received from the exercise of warrants, resulting in the issuance of 10.1 million Class A shares at $11.50 per share. • GCM Grosvenor repurchased 2.8 million shares of Class A common stock for $30.7 million during the quarter ended December 31, 2025 at an average share price of $11.11. ◦ GCM Grosvenor repurchased $56.3 million of Class A common stock during the year ended December 31, 202518. • $56 million remained in the approved share and warrant repurchase program as of December 31, 2025. ◦ The Board of Directors approved an incremental $35.0 million share repurchase authorization in February 2026. • GCM Grosvenor announced in February 2026 that it initiated prepayment of $65.0 million of the firm's outstanding Debt. • GCM Grosvenor's Board of Directors approved a $0.12 per share dividend payable on March 16, 2026 to shareholders on record March 2, 2026. SUMMARY OF OWNERSHIP AS OF 12/31/25 (mm) Shares % Management Owned Shares 141.7 70 % Publicly Traded Shares 60.7 30 % Total Shares 202.4 100 % Warrants Outstanding22 0.0 Other Key Items KEY CASH, INVESTMENT AND DEBT METRICS AS OF 12/31/25 ($mm) Cash and Cash Equivalents19 $ 242 Investments20 235 Cash and Investments 477 Unrealized Carried Interest20 478 Cash, Investments and Unrealized Carried Interest20 955 Debt21 431 Drawn Revolving Credit Facility ($50 million available) 0

GCM GROSVENOR | 17 Supplemental Information

GAAP Statements of Income

$000, EXCEPT PER SHARE AMOUNTS AND WHERE OTHERWISE NOTED	THREE MONTHS ENDED		TWELVE MONTHS ENDED	
	DEC 31, 2024	DEC 31, 2025	DEC 31, 2024	DEC 31, 2025
Revenues				
Management fees	$ 107,383	$ 108,637	$ 401,648	$ 425,792
Incentive fees	56,778	66,705	106,237	123,502
Other operating income	1,100	1,753	6,127	8,271
Total operating revenues	165,261	177,095	514,012	557,565
Expenses				
Employee compensation and benefits	95,317	96,135	336,236	319,332
General, administrative and other	26,336	26,255	104,296	104,779
Total operating expenses	121,653	122,390	440,532	424,111
Operating income	43,608	54,705	73,480	133,454
Investment income	5,945	2,422	15,589	16,258
Interest expense	(6,185)	(5,648)	(24,160)	(22,789)
Other income (expense)	(144)	3,307	1,334	6,283
Change in fair value of warrant liabilities	(6,789)	9,261	(16,079)	21,737
Net other income (expense)	(7,173)	9,342	(23,316)	21,489
Income before income taxes	36,435	64,047	50,164	154,943
Provision for income taxes	6,016	5,890	13,560	12,903
Net income	30,419	58,157	36,604	142,040
Less: Net income attributable to noncontrolling interests in subsidiaries	1,452	860	2,545	3,511
Less: Net income attributable to noncontrolling interests in GCMH	21,352	38,321	15,364	93,158
Net income attributable to GCM Grosvenor Inc.	$ 7,615	$ 18,976	$ 18,695	$ 45,371
Earnings per share of Class A common stock:				
Basic	$ 0.17	$ 0.33	$ 0.42	$ 0.87
Diluted	$ 0.09	$ 0.18	$ 0.03	$ 0.42
Weighted average shares of Class A common stock outstanding:				
Basic (in millions)	45.2	57.4	44.7	52.0
Diluted (in millions)	191.4	200.3	190.6	197.3

GCM GROSVENOR | 18

Summary of Non-GAAP Financial Measures[4]

$000, except per share amounts and where otherwise noted	THREE MONTHS ENDED		TWELVE MONTHS ENDED	
ADJUSTED EBITDA	DEC 31, 2024	DEC 31, 2025	DEC 31, 2024	DEC 31, 2025
Revenues				
Private markets strategies[3]	$ 66,258	$ 63,609	$ 238,546	$ 252,798
Absolute return strategies[3]	37,183	39,846	148,408	155,190
Management fees, net	103,441	103,455	386,954	407,988
Administrative fees and other operating income	1,100	1,753	6,127	8,271
Fee-Related Revenue[3]	**104,541**	**105,208**	**393,081**	**416,259**
Less:				
Cash-based employee compensation and benefits, net[23]	(34,966)	(34,913)	(147,045)	(147,610)
General, administrative and other, net[24]	(20,425)	(20,476)	(79,685)	(83,525)
Fee-Related Earnings	**49,150**	**49,819**	**166,351**	**185,124**
Fee-Related Earnings Margin	***47%***	***47%***	***42%***	***44%***
Incentive fees:				
Performance fees	42,245	61,652	55,323	68,245
Carried interest	14,533	5,053	50,914	55,257
Incentive fee related compensation and NCI:				
Cash-based incentive fee related compensation	(20,478)	(29,311)	(36,455)	(44,517)
Carried interest compensation, net[25]	(10,084)	(3,474)	(29,990)	(31,551)
Carried interest attributable to noncontrolling interests	(1,403)	(481)	(3,337)	(2,916)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[26]	2,271	1,142	6,676	8,385
Interest income	721	1,739	2,695	4,954
Other income	(1)	(219)	(340)	(458)
Depreciation	670	775	2,007	3,108
Adjusted EBITDA	**77,624**	**86,695**	**213,844**	**245,631**
Adjusted EBITDA Margin	***48%***	***50%***	***43%***	***46%***
ADJUSTED NET INCOME PER SHARE				
Adjusted EBITDA	**77,624**	**86,695**	**213,844**	**245,631**
Depreciation	(670)	(775)	(2,007)	(3,108)
Interest expense	(6,185)	(5,648)	(24,160)	(22,789)
Adjusted Pre-Tax Income	**70,769**	**80,272**	**187,677**	**219,734**
Adjusted income taxes[5]	(18,043)	(18,529)	(46,919)	(53,394)
Adjusted Net Income	**52,726**	**61,743**	**140,758**	**166,340**
Adjusted shares outstanding (in millions)	191.9	200.3	190.7	197.3
Adjusted Net Income per Share	**$ 0.27**	**$ 0.31**	**$ 0.74**	**$ 0.84**

3-5, 23-26. See Notes towards the end of the document.

GCM GROSVENOR | 19

GCM GROSVENOR | 20 $000, except per share amounts and where otherwise noted DEC 31, 2024 DEC 31, 2025 Assets Cash and cash equivalents $ 89,454 $ 242,116 Management fees receivable 28,387 23,937 Incentive fees receivable 58,346 73,860 Due from related parties 12,681 14,606 Investments 257,807 275,313 Premises and equipment, net 22,683 29,888 Lease right-of-use assets 41,146 40,016 Intangible assets, net 1,314 — Goodwill 28,959 28,959 Deferred tax assets, net 51,160 56,711 Other assets 20,794 28,356 Total assets 612,731 813,762 Liabilities and Equity (Deficit)   Accrued compensation and employee related obligations 112,519 108,146 Debt 432,039 428,435 Payable to related parties pursuant to the tax receivable agreement 51,429 54,636 Lease liabilities 53,876 51,794 Warrant liabilities 22,510 — Accrued expenses and other liabilities 30,697 43,319 Total liabilities 703,070 686,330 Commitments and contingencies   Preferred stock, $0.0001 par value, 100,000,000 shares authorized, none issued — — Class A common stock, $0.0001 par value, 700,000,000 authorized; 44,899,246 and 60,721,681 issued and outstanding as of December 31, 2024 and December 31, 2025, respectively 4 6 Class B common stock, $0.0001 par value, 500,000,000 authorized, none issued — — Class C common stock, $0.0001 par value, 300,000,000 authorized; 144,235,246 and 141,665,831 issued and outstanding as of December 31, 2024 and December 31, 2025, respectively 14 14 Additional paid-in capital 5,752 44,004 Accumulated other comprehensive income (loss) 1,650 (770) Retained earnings (35,040) (16,262) Total GCM Grosvenor Inc. equity (deficit) (27,620) 26,992 Noncontrolling interests in subsidiaries 52,233 44,006 Noncontrolling interests in GCMH (114,952) 56,434 Total equity (deficit) (90,339) 127,432 Total liabilities and equity (deficit) $ 612,731 $ 813,762 GAAP Balance Sheets

GCM GROSVENOR | 21 $000 THREE MONTHS ENDED TWELVE MONTHS ENDED DEC 31, 2024 SEP 30, 2025 DEC 31, 2025 DEC 31, 2024 DEC 31, 2025 Fee-Related Earnings Compensation Cash-based employee compensation and benefits, net23 $ 34,966 $ 37,466 $ 34,913 $ 147,045 $ 147,610 Incentive Fee Related Compensation Cash-based incentive fee related compensation 20,478 6,216 29,311 36,455 44,517 Carried interest compensation, net25 10,084 13,494 3,474 29,990 31,551 Non-cash carried interest compensation and other (1,074) 631 (831) 460 (177) Equity-Based Compensation Equity-based compensation 13,445 5,984 12,538 48,158 45,599 Other Compensation Partnership interest-based compensation 17,043 1,726 15,907 72,068 46,181 Severance 257 449 680 1,502 3,757 Other compensation, net 118 128 143 558 294 GAAP employee compensation and benefits $ 95,317 $ 66,094 $ 96,135 $ 336,236 $ 319,332 23, 25. See Notes towards the end of the document. Components of GAAP Employee Compensation and Benefits

GCM GROSVENOR | 22 $000 THREE MONTHS ENDED TWELVE MONTHS ENDED NET INCENTIVE FEES ATTRIBUTED TO GCM GROSVENOR DEC 31, 2024 SEP 30, 2025 DEC 31, 2025 DEC 31, 2024 DEC 31, 2025 Incentive fees: Performance fees $ 42,245 $ 1,342 $ 61,652 $ 55,323 $ 68,245 Carried interest 14,533 24,129 5,053 50,914 55,257 Total Incentive Fees $ 56,778 $ 25,471 $ 66,705 $ 106,237 $ 123,502 Less incentive fees contractually owed to others:         Cash carried interest compensation (9,010) (14,125) (2,643) (30,450) (31,374) Non-cash carried interest compensation and other (1,074) 631 (831) 460 (177) Carried interest attributable to other noncontrolling interest holders (1,403) (677) (481) (3,337) (2,916) Firm share of incentive fees 45,291 11,300 62,750 72,910 89,035 Less: Cash-based incentive fee related compensation (20,478) (6,216) (29,311) (36,455) (44,517) Net incentive fees attributable to GCM Grosvenor $ 24,813 $ 5,084 $ 33,439 $ 36,455 $ 44,518 Reconciliation to Non-GAAP Metrics

Reconciliation to Non-GAAP Metrics

$000	THREE MONTHS ENDED			TWELVE MONTHS ENDED	
ADJUSTED PRE-TAX INCOME & ADJUSTED NET INCOME	DEC 31, 2024	SEP 30, 2025	DEC 31, 2025	DEC 31, 2024	DEC 31, 2025
Net income attributable to GCM Grosvenor Inc.	**$ 7,615**	**$ 10,495**	**$ 18,976**	**$ 18,695**	**$ 45,371**
Plus:					
Net income attributable to noncontrolling interests in GCMH	21,352	33,091	38,321	15,364	93,158
Provision for income taxes	6,016	3,624	5,890	13,560	12,903
Change in fair value of warrant liabilities	6,789	(1,864)	(9,261)	16,079	(21,737)
Amortization expense	328	327	329	1,313	1,314
Severance	257	449	680	1,502	3,757
Transaction expenses[27]	1,637	(411)	632	6,116	1,776
Loss on extinguishment of debt	—	—	—	157	—
Changes in tax receivable agreement liability and other[28]	852	15	(1,757)	2,908	(1,677)
Partnership interest-based compensation	17,043	1,726	15,907	72,068	46,181
Equity-based compensation	13,445	5,984	12,538	48,158	45,599
Other non-cash compensation	118	128	143	558	448
Less:					
Unrealized investment income, net of noncontrolling interests	(3,609)	(4,551)	(1,295)	(9,261)	(7,182)
Non-cash carried interest compensation and other	(1,074)	631	(831)	460	(177)
Adjusted Pre-Tax Income	**70,769**	**49,644**	**80,272**	**187,677**	**219,734**
Less:					
Adjusted income taxes[5]	(18,043)	(12,411)	(18,529)	(46,919)	(53,394)
Adjusted Net Income	**$ 52,726**	**$ 37,233**	**$ 61,743**	**$ 140,758**	**$ 166,340**

5, 27-28. See Notes towards the end of the document.

GCM GROSVENOR | 23

Reconciliation to Non-GAAP Metrics

$000	THREE MONTHS ENDED			TWELVE MONTHS ENDED	
ADJUSTED EBITDA	DEC 31, 2024	SEP 30, 2025	DEC 31, 2025	DEC 31, 2024	DEC 31, 2025
Adjusted Net Income	**$ 52,726**	**$ 37,233**	**$ 61,743**	**$ 140,758**	**$ 166,340**
Plus:					
Adjusted income taxes[5]	18,043	12,411	18,529	46,919	53,394
Depreciation expense	670	830	775	2,007	3,108
Interest expense	6,185	5,570	5,648	24,160	22,789
Adjusted EBITDA	**$ 77,624**	**$ 56,044**	**$ 86,695**	**$ 213,844**	**$ 245,631**
FEE-RELATED EARNINGS					
Adjusted EBITDA	**$ 77,624**	**$ 56,044**	**$ 86,695**	**$ 213,844**	**$ 245,631**
Less:					
Incentive fees	(56,778)	(25,471)	(66,705)	(106,237)	(123,502)
Depreciation expense	(670)	(830)	(775)	(2,007)	(3,108)
Other non-operating income	(720)	(948)	(1,520)	(2,355)	(4,496)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[26]	(2,271)	(2,151)	(1,142)	(6,676)	(8,385)
Plus:					
Incentive fee-related compensation	30,562	19,710	32,785	66,445	76,068
Carried interest attributable to other noncontrolling interest holders	1,403	677	481	3,337	2,916
Fee-Related Earnings	**$ 49,150**	**$ 47,031**	**$ 49,819**	**$ 166,351**	**$ 185,124**
FEE-RELATED REVENUE					
Total Operating Revenues	**$ 165,261**	**$ 134,967**	**$ 177,095**	**$ 514,012**	**$ 557,565**
Less:					
Incentive fees	(56,778)	(25,471)	(66,705)	(106,237)	(123,502)
Fund expense reimbursement revenue, net	(3,942)	(4,214)	(4,467)	(14,694)	(16,454)
Other adjustments[29]	—	(351)	(715)	—	(1,350)
Fee-Related Revenue	**$ 104,541**	**$ 104,931**	**$ 105,208**	**$ 393,081**	**$ 416,259**

5, 26, 29. See Notes towards the end of the document.

GCM GROSVENOR | 24

GCM GROSVENOR | 25 Note: Amounts may not foot due to rounding. $000, except per share amounts and where otherwise noted THREE MONTHS ENDED TWELVE MONTHS ENDED ADJUSTED SHARES DEC 31, 2024 SEP 30, 2025 DEC 31, 2025 DEC 31, 2024 DEC 31, 2025 Weighted-average shares of Class A common stock outstanding - basic (in millions) 45.2 53.6 57.4 44.7 52.0 Exchange of partnership units (in millions) 144.2 141.7 141.7 144.2 142.6 Exercise of private warrants - incremental shares under the treasury stock method (in millions) — 0.1 — — 0.1 Exercise of public warrants - incremental shares under the treasury stock method (in millions) — 1.2 0.1 — 1.2 Assumed vesting of RSUs - incremental shares under the treasury stock method (in millions) 2.0 1.0 1.2 1.6 1.5 Weighted-average shares of Class A common stock outstanding - diluted (in millions) 191.4 197.5 200.3 190.6 197.3 Exchange of partnership units, if antidilutive for GAAP (in millions) — — — — — Effect of dilutive warrants, if antidilutive for GAAP (in millions) 0.5 — — 0.1 — Effect of RSUs, if antidilutive for GAAP (in millions) — — — — — Adjusted shares (in millions) 191.9 197.5 200.3 190.7 197.3 ADJUSTED NET INCOME PER SHARE DEC 31, 2024 SEP 30, 2025 DEC 31, 2025 DEC 31, 2024 DEC 31, 2025 Adjusted Net Income $ 52,726 $ 37,233 $ 61,743 $ 140,758 $ 166,340 Weighted-average shares of Class A common stock outstanding - basic (in millions) 45.2 53.6 57.4 44.7 52.0 Exchange of partnership units (in millions) 144.2 141.7 141.7 144.2 142.6 Effect of dilutive warrants (in millions) 0.5 1.3 0.1 0.1 1.3 Effect of RSUs (in millions) 2.0 1.0 1.2 1.6 1.5 Adjusted shares (in millions) 191.9 197.5 200.3 190.7 197.3       Adjusted Net Income Per Share $ 0.27 $ 0.19 $ 0.31 $ 0.74 $ 0.84 Reconciliation to Adjusted Net Income Per Share

GCM GROSVENOR | 26 $mm PRIVATE MARKET STRATEGIES ABSOLUTE RETURN STRATEGIES TOTAL FPAUM CONTRACTED NOT YET FPAUM TOTAL AUM Fee-Paying AUM Beginning of Period (October 1, 2025) $ 46,245 $ 23,942 $ 70,187 $ 9,213   $ 86,995 Contributions from CNYFPAUM 984 44 1,028   Contributions from New Capital Raised 189 834 1,023   Withdrawals (142) (465) (607)   Distributions (221) (122) (343)   Change in Market Value 74 1,178 1,252   Foreign Exchange and Other 51 (92) (41)   End of Period Balance (December 31, 2025) $ 47,180 $ 25,319 $ 72,499 $ 10,405   $ 90,928 % Change 2% 6% 3% $ 13%   5 % Three Months Ended December 31, 2025 Change in FPAUM and AUM $mm PRIVATE MARKET STRATEGIES ABSOLUTE RETURN STRATEGIES TOTAL FPAUM CONTRACTED NOT YET FPAUM TOTAL AUM Fee-Paying AUM Beginning of Period (January 1, 2025) $ 42,717 $ 22,048 $ 64,765 $ 8,202   $ 80,077 Contributions from CNYFPAUM 4,107 107 4,214   Contributions from New Capital Raised 2,208 1,832 4,040   Withdrawals (275) (1,350) (1,625)   Distributions (1,635) (273) (1,908)   Change in Market Value 208 2,956 3,164   Foreign Exchange and Other (150) (1) (151)   End of Period Balance (December 31, 2025) $ 47,180 $ 25,319 $ 72,499 $ 10,405   $ 90,928 % Change 10% 15% 12% 27%   14 % Twelve Months Ended December 31, 2025

GCM GROSVENOR | 27 $000 THREE MONTHS ENDED TWELVE MONTHS ENDED MANAGEMENT FEES DEC 31, 2024 SEP 30, 2025 DEC 31, 2025 DEC 31, 2024 DEC 31, 2025 Private Markets Specialized Funds30 $ 31,175 $ 25,987 $ 26,997 $ 99,413 $ 109,691 Average Fee Rate31 0.83% 0.81% 0.79% 0.83% 0.81 % Customized Separate Accounts 35,083 36,129 36,612 139,133 143,107 Average Fee Rate 0.45% 0.44% 0.44% 0.46% 0.44 % Private Markets Management Fees30 66,258 62,116 63,609 238,546 252,798 Average Fee Rate - Private Markets31 0.56% 0.54% 0.54% 0.56% 0.55 %       Absolute Return Strategies Management Fees 37,183 39,235 39,846 148,408 155,190 Average Fee Rate - Absolute Return Strategies (Management Fee Only) 0.68% 0.66% 0.65% 0.68% 0.66 % Average Fee Rate - Absolute Return Strategies (Actual Management Fee + Run-Rate Performance Fee at End of Period)32 0.81% 0.78% 0.77% 0.80% 0.80% 3, 30-32. See Notes towards the end of the document. Management Fee Detail3

Private Markets Strategies Performance Metrics

Realized and Partially Realized Investments ($mm)

STRATEGY	COMMITMENTS	CONTRIBUTIONS	DISTRIBUTION	CURRENT VALUE	INVESTMENT NET TVPI	INVESTMENT NET IRR	PME IRR	PME INDEX
Private Equity								
Primary Fund Investments[33]	$ 14,899	$ 16,784	$ 27,881	$ 2,489	1.81	13.4 %	9.9 %	S&P 500
Secondary Investments[34]	585	520	747	168	1.76	17.8 %	11.9 %	S&P 500
Co-Investments/Direct Investments[35]	4,455	4,239	7,068	1,343	1.98	18.8 %	14.5 %	S&P 500
Infrastructure								
Primary Fund Investments[36]	417	463	632	176	1.74	11.8 %	6.2 %	MSCI World Infrastructure
Direct-Oriented Investments[36]	2,965	2,916	4,375	932	1.82	14.5 %	5.2 %	MSCI World Infrastructure
Real Estate[37]	927	964	1,244	101	1.39	13.6 %	9.7 %	NFI-ODCE Index

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through September 30, 2025. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

33-37. See Notes towards the end of the document.

GCM GROSVENOR | 28

Private Markets Strategies Performance Metrics

All Investments ($mm)

STRATEGY	COMMITMENTS	CONTRIBUTIONS	DISTRIBUTION	CURRENT VALUE	INVESTMENT NET TVPI	INVESTMENT NET IRR	PME IRR	PME INDEX
Private Equity								
Primary Fund Investments[33]	$ 27,127	$ 25,922	$ 31,337	$ 10,947	1.63	12.5 %	11.2 %	S&P 500
Secondary Investments[34]	2,580	2,270	1,301	1,980	1.45	13.3 %	15.2 %	S&P 500
Co-Investments/Direct Investments[35]	8,654	8,190	7,218	7,018	1.74	16.2 %	15.1 %	S&P 500
Opportunistic Programs	3,546	3,573	2,504	2,535	1.41	13.6 %	N/A	N/A
Infrastructure								
Primary Fund Investments[36]	4,674	3,390	1,362	3,127	1.32	9.5 %	10.2 %	MSCI World Infrastructure
Direct-Oriented Investments[36]	8,321	7,786	5,094	6,468	1.48	12.1 %	8.7 %	MSCI World Infrastructure
Real Estate[37]	5,591	4,591	2,146	3,103	1.14	6.1 %	2.5 %	NFI-ODCE Index

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through September 30, 2025. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

33-37. See Notes towards the end of the document.

GCM GROSVENOR | 29

GCM GROSVENOR | 30 AS OF DEC 31, 2025 THREE MONTHS ENDED ANNUALIZED RETURNS PERIODS ENDED DEC 31, 2025 Assets Under Management (bn) DEC 31, 2025 ONE YEAR THREE YEAR FIVE YEAR SINCE INCEPTION Gross Net Gross Net Gross Net Gross Net Gross Net Absolute Return Strategies (Overall) $ 26.8 4.9% 4.6% 14.1% 13.2% 11.5% 10.7% 6.9% 6.2% 7.2% 6.1 % GCMLP Diversified Multi- Strategy Composite $ 12.3 5.2% 5.0% 15.0% 14.0% 12.8% 11.9% 7.6% 6.8% 8.2% 6.9 % Note: Absolute Return Strategies (Overall) is since 1996. GCMLP Diversified Multi-Strategy Composite is since 1993. Absolute Return Strategies Performance

GCM GROSVENOR | 31 Data in the presentation is as of December 31, 2025 unless otherwise noted. 1. Represents consolidated view, including all NCI and compensation related awards. 2. Of the $10.4 billion CNYFPAUM as of December 31, 2025, approximately $2.1 billion is subject to an agreed upon fee ramp in schedule that will result in management fees being charged on approximately $0.6  billion of such amount in 2026, approximately $0.5  billion of such amount in 2027, and remaining approximately $1.0  billion in 2028 and beyond. With respect to approximately $8.3 billion of the $10.4 billion, management fees will be charged as such capital is invested, which will depend on a number of factors, including the availability of eligible investment opportunities. 3. Excludes fund expense reimbursement revenue, net and net revenue of noncontrolling interests in consolidated subsidiary. 4. Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share are non-GAAP financial measures. See Appendix for the reconciliations of our non-GAAP financial measures to the most comparable GAAP metric. 5. Reflects a corporate and blended statutory tax rate of 25.0% and 24.3% applied to Adjusted Pre-Tax Income for the years ended December 31, 2024 and 2025, respectively. The rate was adjusted from 24.7% to 25.0% in Q4 2024, and from 25.0% to 24.3% in Q4 2025. The 25.0% and 24.3% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 4.0% and 3.3%, respectively. 6. Run-Rate Annual Performance Fees reflect the potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation. The majority of run-rate annual performance fees relate to ARS. 7. Re-up % for Private Markets customized separate accounts from January 1, 2018 through December 31, 2025. 8. Based on 50 largest clients by AUM as of December 31, 2025. 9. Fundraising from January 1, 2020 through December 31, 2025. 10. AUM as of December 31, 2025. 11. Employee data as of January 1, 2026. Individuals with dual responsibilities are counted only once. 12. Credit Investments overlap with investments in other strategies. 13. Other includes opportunistic strategies. Credit and other is included in private markets CAGR. 14. Other includes opportunistic strategies. 15. Cumulative selected private market specialized fund closings from 2009 to 2018. 16. Calculated as management fees, net divided by fee-related revenue plus the firm-share of incentive fee revenue. 17. G&A and Other, Net is a non-GAAP financial measure. See GAAP to Non-GAAP Reconciliations section for the reconciliations of our non-GAAP financial measures to the most comparable GAAP metric. 18. Includes $25.7 million of deemed repurchases for the year ended December 31, 2025 19. Reflects GAAP cash including $6 million of cash held at consolidated carry plan entities. 20. Represents firm share of Net Asset Value as of December 31, 2025. 21. Debt principal at pricing of Term SOFR + 225bps as of December 31, 2025, subject to a Term SOFR floor of 50bps. 22. All unexercised warrants expired on November 17, 2025. 23. Excludes severance expenses of $0.3 million, $0.4 million and $0.7 million for the three months ended December 31, 2024, September 30, 2025 and December 31, 2025, respectively, and $1.5 million and $3.8 million for the year ended December 31, 2024 and December 31, 2025, respectively. Notes

Notes (Continued)

24. General, administrative and other, net is comprised of the following:

$000	THREE MONTHS ENDED		TWELVE MONTHS ENDED	
COMPONENTS OF GENERAL, ADMINISTRATIVE AND OTHER, NET	DEC 31, 2024	DEC 31, 2025	DEC 31, 2024	DEC 31, 2025
General, administrative and other	$ (26,336)	$ (26,255)	$ (104,296)	$ (104,779)
Plus:				
Transaction expenses	1,637	632	6,116	1,776
Fund reimbursement expense	3,942	4,467	14,694	16,609
Amortization expense	328	329	1,313	1,314
Non-core items	4	351	2,488	1,555
Total general, administrative and other, net	$ (20,425)	$ (20,476)	$ (79,685)	$ (83,525)

25. Includes the impact of non-cash carried interest compensation and other of $1.1 million, $(0.6) million and $0.8 million for the three months ended December 31, 2024, September 30, 2025 and December 31, 2025, respectively, and $(0.5) million and $0.2 million for the year ended December 31, 2024 and December 31, 2025, respectively.

26. Investment income or loss is generally realized when the Company redeems all or a portion of its investment or when the Company receives or is due cash, such as from dividends or distributions.

27. Represents 2024 expenses incurred related to a debt amendment and extension and 2025 expenses related to completed and contemplated corporate transactions.

28. Includes $1.9 million of office relocation costs for the year ended December 31, 2024. There was no office relocation costs for each of the three months ended December 31, 2024 and 2025 and for the year ended December 31, 2025.

29. Represents net revenue of noncontrolling interests in consolidated subsidiary.

30. Includes catch-up management fees of $7.1 million, $0.1 million and $0.4 million for the three months ended December 31, 2024, September 30, 2025, and December 31, 2025, respectively, and $6.8 million and $7.9 million for the year ended December 31, 2024 and December 31, 2025, respectively. Year to date catch-up management fees exclude intra-year amounts.

31. Average fee rate excludes effect of catch-up management fees and temporary fund expense reimbursements.

32. The run-rate annual performance fees reflects potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation. The metric is calculated as the actual management fees during the period, plus the run-rate performance fee from the end of the period, divided by the average fee-paying AUM over the period.

33. Reflects primary fund investments since 2000. Excludes certain private markets credit fund investments outside of private equity programs.

34. GCM Grosvenor established a dedicated private equity secondaries vertical in September 2014. Track record reflects all secondaries investments since the new vertical was formed.

35. GCM Grosvenor established a dedicated Private Equity Co-Investment Sub-Committee and adopted a more targeted, active co-investment strategy in December 2008. Track record reflects co-investments/direct investments made since 2009.

36. Reflects infrastructure investments since 2009, when we formalized our global approach and launched the first infrastructure specialized fund. Infrastructure investments exclude labor impact investments.

37. Reflects real estate investments since 2010. In 2010, GCM Grosvenor established a dedicated Real Estate team and adopted a more targeted, active real estate strategy.

GCM GROSVENOR | 32

GCM GROSVENOR | 33 Adjusted Net Income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted Pre-Tax Income represents net income attributable to GCM Grosvenor Inc. including (a) net income (loss) attributable to noncontrolling interests in GCMH, excluding (b) provision (benefit) for income taxes, (c) amortization expense, (d) partnership interest-based and non-cash compensation, (e) equity-based compensation, including cash-settled equity awards (as we view the cash settlement as a separate capital transaction), (f) unrealized investment income, (g) changes in tax receivable agreement liability, (h) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions, employee severance, office relocation costs and loss on extinguishment of debt. Adjusted Net Income represents Adjusted Pre-Tax Income fully taxed at each period's blended statutory tax rate. Adjusted Net Income Per Share is a non-GAAP measure that is calculated by dividing Adjusted Net Income by adjusted shares outstanding. Adjusted Shares outstanding assumes the hypothetical full exchange of limited partnership interests in GCMH into Class A common stock of GCM Grosvenor Inc., the dilution from outstanding warrants for Class A common stock of GCM Grosvenor Inc. and the dilution from outstanding equity-based compensation. We believe Adjusted Net Income Per Share and Adjusted Shares is useful to investors because it enables them to better evaluate per-share performance across reporting periods. Adjusted EBITDA is a non-GAAP measure which represents Adjusted Net Income excluding (a) adjusted income taxes, (b) depreciation and amortization expense and (c) interest expense on our outstanding debt. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of our total operating revenues, net of fund expense reimbursements. We believe Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EBITDA are useful to investors because they provide additional insight into the operating profitability of our core business across reporting periods. These measures (1) present a view of the economics of the underlying business as if GCMH Equityholders converted their interests to shares of Class A common stock and (2) adjust for certain non-cash and other activity in order to provide more comparable results of the core business across reporting periods. These measures are used by management in budgeting, forecasting and evaluating operating results. Fee-Related Revenue (“FRR”) is a non-GAAP measure used to highlight revenues from recurring management fees and administrative fees. FRR represents total operating revenues less (a) incentive fees, (b) net revenue of noncontrolling interests in consolidated subsidiary and (c) fund expense reimbursement revenue, net. We believe FRR is useful to investors because it provides additional insight into our relatively stable management fee base separate from incentive fee revenues, which tend to have greater variability. Fee-Related Earnings (“FRE”) is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. FRE represents Adjusted EBITDA further adjusted to exclude (a) incentive fees, (b) other non-operating income, (c) depreciation expense and (d) realized investment income, net of amount attributable to noncontrolling interests in subsidiaries, and to include (a) incentive fee-related compensation and (b) carried interest attributable to other noncontrolling interest holders, net. We believe FRE is useful to investors because it provides additional insights into the management fee driven operating profitability of our business. FRE Margin represents FRE as a percentage of our management fee and other operating revenue, net of fund expense reimbursements. Net Incentive Fees Attributable to GCM Grosvenor is a non-GAAP measure used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fees contractually owed to others and (b) cash-based incentive fee related compensation. Net incentive fees provide investors useful information regarding the amount that such fees contribute to the Company’s earnings and are used by management in making compensation and capital allocation decisions. Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators

GCM GROSVENOR | 34 Fee-Paying Assets Under Management (“FPAUM” or “Fee-Paying AUM”) is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value. Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Contracted, Not Yet Fee-Paying AUM (“CNYFPAUM”) represents limited partner commitments which are expected to be invested and begin charging fees over the ensuing five years. Contributions from New Capital Raised is new limited partner commitments where fees are charged immediately at the initial commitment date. Assets Under Management (“AUM”) reflects the sum of (a) FPAUM, (b) CNYFPAUM and (c) other mark-to-market, insider capital and non-fee-paying assets under management. GCM Grosvenor refers to the combined accounts of (a) Grosvenor Capital Management Holdings, LLLP (“LLLP” or “GCMH”), an Delaware limited liability limited partnership, and its consolidated subsidiaries and (b) GCM, L.L.C., a Delaware limited liability company. GCM Grosvenor Inc. is a Delaware corporation listed on the Nasdaq under the symbol “GCMG” NM Not Meaningful LTM Last Twelve Months Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators (Continued)

GCM GROSVENOR | 35 Non-GAAP Financial Measures The non-GAAP financial measures contained in this presentation are not GAAP measures of GCM Grosvenor’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included elsewhere in this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non- recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries. This presentation includes certain projections of non-GAAP financial measures including fee-related earnings. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, GCM Grosvenor is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non GAAP financial measures is included. Share Repurchase Plan Authorization GCMG’s Board of Directors previously authorized a share repurchase plan, which may be used to repurchase outstanding Class A common stock and warrants in open market transactions, in privately negotiated transactions including with employees or otherwise, as well as to retire (by cash settlement or the payment of tax withholding amounts upon net settlement) equity-based awards granted under the Company’s Amended and Restated 2020 Incentive Award Plan (or any successor equity plan thereto). The Company is not obligated under the terms of plan to repurchase any of its Class A common stock or warrants, and the size and timing of these repurchases will depend on legal requirements, price, market and economic conditions and other factors. The plan has no expiration date and the plan may be suspended or terminated by the Company at any time without prior notice. Any outstanding shares of Class A common stock and any warrants repurchased as part of this plan will be cancelled. As of December  31, 2025, the total share repurchase plan authorization was $220.0 million. In February 2026, GCMG’s Board of Directors increased the firm's existing repurchase authorization by $35 million, from $220 million to $255 million. Disclosures